Exhibit 99.1

HireQuest, Inc. Declares Quarterly Dividend

GOOSE CREEK, South Carolina – November 12, 2024 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of direct dispatch, executive search, and commercial staffing services, today announced that its Board of Directors has declared a quarterly dividend of $0.06 per share. The dividend is payable December 16, 2024, to shareholders of record at the close of business on December 2, 2024.

About HireQuest

HireQuest, Inc. is a nationwide franchisor of direct dispatch, executive search, and commercial staffing solutions for HireQuest Direct, HireQuest, Snelling, HireQuest Health, DriverQuest, TradeCorp, MRINetwork, SearchPath Global, and Northbound Executive Search franchised offices across the United States. Through its national network of over 400 franchisee-owned offices across the United States, HireQuest provides employment for approximately 73,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, clerical, medical, travel, financial services, and event services. For more information, visit www.hirequest.com.

Important Cautions Regarding Forward-Looking Statements

This release contains certain forward-looking statements which reflect management’s expectations regarding future events and operating performance and speaks only as of the date hereof. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our declaration or payment of quarterly dividends. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. There can be no assurance that future dividends will be declared, and the payment of this quarterly dividend is expressly conditioned on the Board not revoking the dividend before the payment date. The declaration of future dividends is subject to approval of the Board of Directors each quarter after its review of the Company's financial performance and cash needs. Declaration or payment of future dividends is also subject to various risks and uncertainties, including: the Company's cash flow and cash needs; compliance with applicable law; restrictions on the payment of dividends under existing or future financing arrangements; changes in tax laws relating to corporate dividends; the deterioration in the Company's financial condition or results; and those risks, uncertainties, and other factors identified from time to time in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve a number of risks and uncertainties. Other factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K. The Company undertakes no obligations to update such forward-looking statements, except as may otherwise be required by law.

Company Contact:

HireQuest, Inc.

David Hartley, Vice President of Corporate Development

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com